Exhibit 99.1

Vicarious Surgical Reports First Quarter 2023 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – May 8, 2023 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter ended March 31, 2023. Management will host a corresponding conference call at 4:30 p.m. ET today, May 8, 2023.

“At Vicarious Surgical, we envision a future where exceptional surgical outcomes are achieved for every patient and by every surgeon.” said Adam Sachs, Chief Executive Officer at Vicarious Surgical. “With the design lock of our V1.0 system, we take another important step towards realizing this future. The Vicarious System reengineers the foundational architecture of surgical robotics, starting with our proprietary decoupled actuator, to deliver a robotic platform for patients and providers with superior capabilities, streamlined training and OR workflow and compelling economics. We believe our unique system architecture and enhanced functionality will unlock the future promise of true digital surgery.”

First Quarter 2023 Financial Results

●	Operating expenses were $22.3 million for the first quarter of 2023, compared to $18.2 million in the corresponding prior year period, an increase of 23%.

●	R&D expenses for the first quarter of 2023 were $13.4 million, compared to $9.8 million in the first quarter of 2022.

●	General and administrative expenses for the first quarter of 2023 were $7.0 million, compared to $6.9 million in the first quarter of 2022.

●	Sales and marketing expenses for the first quarter of 2023 were $2.0 million, compared to $1.4 million in the first quarter of 2022.

●	Adjusted net loss for the first quarter was $20.8 million, equating to a loss of $0.17 per share, as compared to an adjusted net loss of $18.2 million, or a loss of $0.15 per share, for the same period of the prior year. GAAP net loss for the first quarter was $26.9 million, equating to a net loss per share of $0.21, as compared to a GAAP net income of $42.5 million, equating to a basic and diluted net income per share of $0.35 and $0.33 respectively for the same period of the prior year.

●	The company had $97.6 million in cash, cash equivalents and short-term investments as of March 31, 2023 and continues to expect FY 2023 cash burn of $55-$65 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, May 8, 2023, to discuss its first quarter 2023 financial results. The call may be accessed through an operator by dialing +1 404 975 4839 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 985501. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period, by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$13,356	$9,848
Sales and marketing	1,960	1,402
General and administrative	6,999	6,930
Total operating expenses	22,315	18,180
Loss from operations	(22,315)	(18,180)
Other income (expense):
Change in fair value of warrant liabilities	(6,079)	60,728
Interest and other income	1,473	8
Interest expense	(1)	(29)
Income/(loss) before income taxes	(26,922)	42,527
Provision for income taxes	—	—
Net income/(loss)	$(26,922)	$42,527
Net income/(loss) per share of Class A and Class B common stock, basic	$(0.21)	$0.35
Net income/(loss) per share of Class A and Class B common stock, diluted	$(0.21)	$0.33
Weighted average shares, basic	126,130,189	120,279,819
Weighted average shares, diluted	126,130,189	127,593,181
Other comprehensive income:
Net unrealized gain on investments	65	-
Other comprehensive gain	65	-
Comprehensive net income/(loss)	$(26,857)	$42,527

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$54,083	$116,208
Short-term investments	43,487	—
Prepaid expenses and other current assets	3,842	4,196
Total current assets	101,412	120,404
Restricted cash	936	936
Property and equipment, net	6,461	6,586
Right-of-use assets	12,076	12,273
Other long-term assets	205	92
Total assets	$121,090	$140,291

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,910	$1,731
Accrued expenses	3,828	5,808
Lease liabilities, current portion	928	838
Current portion of equipment loans	4	16
Total current liabilities	6,670	8,393
Lease liabilities, net of current portion	14,592	14,832
Warrant liabilities	12,100	6,021
Total liabilities	33,362	29,246

Stockholders’ equity:
Class A Common stock	11	11
Class B Common stock	2	2
Additional paid-in capital	176,213	172,673
Accumulated other comprehensive gain	65	—
Accumulated deficit	(88,563)	(61,641)
Total stockholders’ equity	87,728	111,045
Total liabilities and stockholders’ equity	$121,090	$140,291

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended March 31,
	2023	2022
Net income/(loss)	$(26,922)	$42,527
Change in fair value of warrant liabilities	(6,079)	60,728
Adjusted net loss	(20,843)	(18,201)
Adjusted EPS, basic	$(0.17)	$(0.15)
Adjusted EPS, diluted	$(0.17)	$(0.14)
Weighted average shares, basic	126,130,189	120,279,819
Weighted average shares, diluted	126,130,189	127,593,181

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

Abby Mayo for Matter Health

media@vicarioussurgical.com